UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant. Neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

GLOSSARY

ACC – Arizona Corporation Commission

APS – Arizona Public Service Company, a subsidiary of the Company

Company – Pinnacle West Capital Corporation

FERC – Federal Energy Regulatory Commission

kWh – kilowatt hour, one thousand watts per hour

January Form 8-K – Pinnacle West’s Current Report on Form 8-K filed on January 28, 2005

March Form 8-K – Pinnacle West’s Current Report on Form 8-K filed on March 29, 2005

Native Load – retail and wholesale sales supplied under traditional cost-based rate regulation

Pinnacle West – Pinnacle West Capital Corporation

Pinnacle West Energy – Pinnacle West Energy Corporation, a subsidiary of the Company

PWEC Dedicated Assets – the following Pinnacle West Energy Corporation power plants: Redhawk Units 1 and 2, West Phoenix Units 4 and 5 and Saguaro Unit 3

Sundance Plant – a 450-megawatt generating facility located approximately 55 miles southeast of Phoenix, Arizona

2004 Form 10-K – the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2004

2004 Settlement Agreement – an agreement that, as approved by the ACC, established terms to resolve APS’ general rate case originally filed with the ACC in June 2003

		Page
Item 2.02	Results of Operations and Financial Condition	1
Item 7.01	Regulation FD Disclosure	1
Item 9.01	Financial Statements and Exhibits	4
Signatures		5
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7
EX-99.8
EX-99.9
EX-99.10

Item 2.02. Results of Operations and Financial Condition

     Certain of the Information referenced in Item 7.01 below relates to Pinnacle West’s results of operations for its fiscal quarter ended March 31, 2005. This Information is attached hereto as Exhibits 99.2, 99.3, and 99.7.

     On April 26, 2005, the Company issued a press release regarding its financial results for its fiscal quarter year ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.9.

     The information being furnished pursuant to this Item 2.02 and in Exhibits 99.2, 99.3, 99.7, 99.9 and 99.10 of this report relating to the Company’s financial results for its fiscal quarter ended March 31, 2005 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure

Financial and Business Information

     The Company is providing quarterly consolidated statistical summaries, earnings variance explanations, and a glossary of relevant terms (collectively, “Information”) to help interested parties better understand its business (see Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, and 99.8). This Information is concurrently being posted to the Company’s website at www.pinnaclewest.com. The Information may not represent all of the factors that could affect the Company’s operating or financial results for various periods. Some of the Information is preliminary in nature and could be subject to significant adjustment. Some of the Information is based on information received from third parties and may contain inaccuracies. The Company is not responsible for any such inaccuracies. Although the Company may update or correct the Information if it is aware that such Information has been revised or is inaccurate, the Company assumes no obligation to update or correct the Information and reserves the right to discontinue the provision of all or any portion of the Information at any time or to change the type of Information provided.

Earnings Outlook

     We currently estimate that 2005 earnings will be within a reasonable range around $3.00 per diluted common share. This estimate is based on a number of factors and assumptions, including but not limited to:

•	We assume SunCor Development Company will report 2005 net income of approximately $50 million, or $0.55 per share.

•	Our earnings for the first quarter of 2005 exceeded our initial plan. We expect approximately $0.11 per share of the excess to benefit our 2005 earnings, primarily due to fewer unplanned plant outages and lower related replacement power costs ($0.07 per share) and higher mark-to-market valuations for Native Load hedge positions as a result of higher forward prices for gas and power ($0.04 per share).

•	We assume APS’ acquisition of the Sundance Plant will be approved by the FERC and close in the spring of 2005. Our planned ownership of the Sundance Plant is expected to decrease 2005 earnings approximately $0.03 per share compared with our earnings outlook in the January Form 8-K.

•	Pinnacle West Energy issued $500 million of two-year floating rate notes and repaid the intercompany loan from APS. This refinancing is expected to save approximately $0.02 per share compared with our earnings outlook in the January Form 8-K.

•	The estimate reflects the effects of our expected issuance of approximately 6,095,000 shares of our common stock, which assumes the underwriters’ full exercise of their over-allotment option. The net effect is estimated to be a decrease in earnings of $0.09 per share for 2005.

•	The transfer of the PWEC Dedicated Assets from Pinnacle West Energy to APS, as approved by the ACC in the 2004 Settlement Agreement, is expected to take place after the FERC approves the transfer. We will recognize a regulatory disallowance of approximately $90 million after income taxes in the period when the plant transfer to APS is completed. Our 2005 earnings estimate does not reflect the regulatory disallowance.

•	This estimate does not reflect the effects of a potential sale of our interest in Silverhawk, as discussed under “Silverhawk Power Station” below.

     Except as described in the following sentence, earnings per share amounts for the factors and assumptions discussed above are after income taxes and are based on diluted common shares outstanding before the expected equity issuance. Earnings per share amounts for the net effect of the expected equity issuance are after income taxes and are based on expected average common shares outstanding after the issuance.

     This earnings guidance supersedes all previous earnings guidance provided by the Company and is forward-looking information. Actual results may differ materially from our expectations. See “Forward-Looking Statements” below.

Silverhawk Power Station

     Pinnacle West, through its subsidiary Pinnacle West Energy, has a 75% ownership interest in Silverhawk, a 570 MW combined cycle power plant located 20 miles north of Las Vegas, Nevada. Silverhawk is the only Pinnacle West generating facility that operates as a fully competitive merchant generator. While we believe that our Silverhawk ownership interest will be profitable in the longer term, we estimate that in 2005 and 2006 it will incur annual after-tax losses in the range of $19 million to $23 million, or $0.20 to $0.25 per share. Such a loss for 2005 was assumed in developing the Company’s 2005 earnings outlook discussed above.

     Recently, we have received proposals from several parties that have expressed interest in acquiring our ownership interest in Silverhawk. These proposals contemplate a transaction closing in 2005. Such a transaction would result in our recognizing a loss. If such a transaction were to

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occur, we would plan to invest the after-tax sale proceeds, estimated to be in the range of $200 million to $215 million, into APS. No assurance can be given that the transaction will occur.

     The information being furnished pursuant to this Item 7.01 and in Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.

Forward-Looking Statements

     This Report on Form 8-K contains forward-looking statements based on current expectations, and we assume no obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. Forward-looking statements are often identified by words such as “estimate,” “predicts,” “hope,” “may,” “believe,” “should, ” “anticipate,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by us. These factors include, but are not limited to:

•	state and federal regulatory and legislative decisions and actions, including by the FERC;

•	the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition;

•	the outcome of regulatory, legislative and judicial proceedings relating to the restructuring;

•	market prices for electricity and natural gas;

•	power plant performance and outages;

•	transmission outages and constraints;

•	weather variations affecting local and regional customer energy usage;

•	regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation, volatile purchased power and fuel costs and the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies;

•	the cost of debt and equity capital and access to capital markets and the assumption that the expected equity issuance described above will occur;

•	the uncertainty that current credit ratings will remain in effect for any given period of time;

•	our ability to compete successfully outside traditional regulated markets (including the wholesale market);

•	the performance of our marketing and trading activities due to volatile market liquidity and any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts);

•	changes in accounting principles generally accepted in the United States of America and the

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interpretation of those principles;

•	the performance of the stock market and the changing interest rate environment, which affect the amount of our required contributions to our pension plan and nuclear decommissioning trust funds, as well as our reported costs of providing pension and other postretirement benefits;

•	technological developments in the electric industry;

•	the strength of the real estate market in SunCor’s market areas, which include Arizona, Idaho, New Mexico and Utah; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

Exhibit
No.	Registrant(s)	Description
99.1	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary (cover page and list of contents).

99.2	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the periods ended March 31, 2005 and 2004.

99.3	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2005.

99.4	Pinnacle West	Pinnacle West Capital Corporation consolidated statistics by quarter for 2004.

99.5	Pinnacle West	Pinnacle West Capital Corporation consolidated statistics by quarter for 2003.

99.6	Pinnacle West	Pinnacle West Capital Corporation consolidated statistics by quarter for 2002.

99.7	Pinnacle West APS	Pinnacle West Capital Corporation earnings variance explanations for periods ended March 31, 2005 and 2004 and condensed consolidated statements of income for the three months ended March 31, 2005 and 2004.

99.8	Pinnacle West APS	Glossary of Terms.

99.9	Pinnacle West APS	Earnings News Release issued on April 26, 2005.

99.10	Pinnacle West APS	Reconciliation of Operating Income to Gross Margin.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: April 26, 2005	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: April 26, 2005	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

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